Exhibit 10.6

ABC[2013]1009

中国农业银行股份有限公司

小额贷款公司融资合同

Agriculture bank of china

Loan Agreement with Microcredit Company

编号/No：32010120150018365

尊敬的客户：为了维护您的权益，请在签署本合同前，仔细阅读本合同各条款（特别是黑体字条款），关注您在合同中的权利、义务。如对本合同有任何疑问，请向资金融出方咨询。

Dear Customer: In order to protect your rights, please carefully read all of these terms (especially those in bold) in connection with your rights and obligations before signing this agreement. If you have any question regarding this agreement, please consult with the party who provides loans.

目  录

Index

第一条 定义 DEFINITION	- 2 -
第二条 甲方承诺 PARTY A COMMITMENT	- 3 -
第三条 基本条款 BASIC TERMS	- 4 -
3.1 币种、金额及期限 currency, amount and term	- 4 -
3.2 融资用途 use of proceed	- 4 -
3.3 利率、罚息、复利 interest rate, penalty interest, coupin interest	- 4 -
3.4 提款、融资资金支付 fund withdraw and payment	- 5 -
3.5 资金回笼账户 fund repayment account	- 6 -
3.6 指标监管 monitoring indicator	- 7 -
3.7 还款 repayment	- 7 -
3.8 融资凭证（借款凭证）financing record(loan voucher)	- 8 -
3.9 担保 guarantee	- 9 -
3.10 权利义务right and obligation	- 9 -
第四条 补充条款SUPPLEMENTAL TERM	- 11 -
第五条 法律责任 LEGAL RESPONSIBILITY	- 11 -
第六条 其他事项 OTHER TERM	- 12 -

甲方（资金融入方全称）：吴江市鲈乡农村小额贷款股份有限公司

Party A (the “Borrower”): Wujiang Luxiang Rural Microcredit Co., Ltd.,

住所（地址）：吴江经济技术开发区云梨路1688号

Address: 1688 Yunli Road, Economic and Technological Development Zone, Wujiang City

电话： 0512—63960098	传真：0512—63960008
Telephone: 0512—63960098	Fax: 0512—63960008

法定代表人/负责人：凌金根

Legal Representative/Person in Charge: Ling Jingen

乙方（资金融出方全称）：中国农业银行股份有限公司吴江市支行

Party B (the“Lender”): Agriculture bank of China, Wujiang Branch

住所（地址）：吴江市永康路202号

Address: 202 Yongkang Road, Wujiang City

电话：0512—63412548	传真：0512—63419548
Telephone: 0512—63412548	Fax: 0512—63419548

负责人：陈刚

Person in Charge: Chen Gang

根据国家有关法律法规，双方经协商一致，订立本合同。

According to the applicable government laws and policies, both parties have covenant and agreed as follows.

第一条  定义

Article 1 Definition

除另有约定外，下列术语在本合同的含义如下：

Unless otherwise required, the following words and phrases shall have the meanings set out below:

1.1  融资期限：包括总融资期限和单笔融资期限。总融资期限，指第一笔融资资金发放之日起至按合同约定甲方清偿全部融资资金本息之日止的时段；单笔融资期限，指分次提款中单笔融资资金发放之日起至约定的甲方清偿该笔融资资金本息之日止的时段。

1.1  Loan term: including the total financing term and term for each individual financing. The total financing term is a period started from the date of first loan be advanced to the date that full amount of principal together with accrued interest being repaid. Individual financing term means a period started from the date of the subject loan be advanced to the agreed date that Party A repays the loan together with accrued interest.

1.2 融资额度：指在合同约定的额度有效期内，由乙方向甲方提供的本金限额。额度有效期终止时，未使用的融资额度自动失效

1.2 Loan amount: refers to the maximum amount of principal the Lender agrees to advance to the Borrower subject to the terms of this agreement. Upon the expiration of this agreement, the unused credit will be lapsed automatically.

1.3 期间：期间以日、月、年计算，期间届满的最后一日为节假日的，以节假日后的第一日为期间届满日期。

1.3 Period: is calculated based on the date, month and year. Should the expiration date fell on the holiday, the first day after holiday will be the day of expiration.

1.4 SHIBOR：指中国银行间同业拆借中心公布的每一交易日上海银行间同业拆放利率。

1.4 SHIBOR: refers to the Shanghai Interbank Offered Rate released every day by the Interbank Lending Center of Bank of China.

1.5 法律法规：包括中华人民共和国法律、行政法规、地方性法规、规章、司法解释及其他具有法律效力的规定。

1.5  Applicable laws and policies: including PRC laws, administrative regulations, local laws and regulations, judicial interpretation and other applicable policies.

第二条 甲方承诺

Article II: Party A Commitment

甲方承诺如下：

Party A commits following:

2.1  融资申请依法合规：甲方为依法设立并经有权部门核准登记的，由自然人、企业法人与其他社会组织投资设立，不吸收公众存款，经营小额贷款业务的有限责任公司或股份有限公司。主要经营资金来源为股东缴纳的资本金、捐赠资金以及来自不超过两个银行业金融机构的融入资金。融资资金用途及还款来源明确、合法；不存在其他违反法律法规的情形。

2.1 Loan application is in compliance with applicable laws and policies: Party A, legally established by a person, business entity, or other organization and registered with the authorized department, is a limited liability company and engaged in the microcredit business. The company is not allowed to accept deposits from the public. The main capital resource comes from capital invested by shareholders, donations and loan borrowed from less than two financial institutions. The use of the loan and the sources of the repayment is clear and legal and the company is not in violation of any applicable laws and policies.

2.2  签订合同的行为无瑕疵：甲方为签署本合同或履行其在本合同项下的义务，已经依据法律法规或者公司章程履行了必要的手续；在本合同上签字或者签章的是甲方的法定代表人/负责人或有权代理人；积极办理或者配合乙方办理合同核准、登记或者备案手续；不存在其他由于甲方原因可能导致融资合同存在效力瑕疵的情形。

2.2 No defects occurred during the period of signing the agreement: In order to sign this agreement and fulfill the obligations under the agreement, Party A has conducted the necessary procedures and actions in accordance with the applicable laws and regulations or the Articles of Association of the Company; the person who signs this agreement is the legal representative/person in charge or authorized representative of Party A; actively apply or work with Party B for the approval, registration or filing procedures of the agreement; there is no defects on validity of the agreement because of any reasons caused by Party A.

2.3  提供的担保合法有效：甲方确保担保人为签署担保合同或履行其在担保合同项下的义务，已经依据法律法规或者公司章程履行了必要的手续；担保人有权以该担保物设立担保；在担保合同上签字的是有权签字人；督促担保人积极办理或者配合乙方办理担保合同核准、登记或者备案手续以及担保的登记手续；担保不存在其他效力瑕疵或者可能产生重大不利变动的情形。

2.3 Guarantee provided is legitimate and effective: Party A confirms that its guarantor has done the necessary procedures in accordance with the laws and regulations or the Articles of Association of the guarantor’s entity in order to sign this agreement and fulfill the obligations under the agreement; guarantor has the right to pledge its assets as collateral; the person who signs this agreement is an authorized person; urge Party A to actively apply or cooperate with Party B for the approval, registration or filing procedures of the agreement; there is no flaws on validity of the agreement because of any reasons caused by Party A; there is no defects on validity of the guarantee or other adverse changes exists.

2.4  诚实信用地履行合同权利义务：依据合同约定的期限、用途、方式等依法使用融资资金，不利用融资从事违法违规的行为；积极配合国家有关主管部门及乙方进行贷后管理及相关检查；按照合同约定及时足额地偿还本息，不采用任何方式逃避债务；进行对外投资、实质性增加债务融资，以及进行合并、分立、股权转让等重大事项前征得乙方同意；发生影响偿债能力的重大不利事项时及时通知乙方；不存在其他违反合同义务的情形。

2.4 Fulfill the rights and obligations with the principal of honesty and good faith: use the loan in a way stipulated by this agreement, including loan term, usage and in what form and not engaged in any illegal activities; actively cooperate with the competent authorities of the State and Party B to conduct post-loan exam and other related inspection; repay the principle and interest in full and on time and not evade any debt payment; Receive Party B’s approval before taking any material actions, including investment, increasing debt financing, merger, spin-off, equity transfer, or others; Notify Party B with any adverse activities that may have negative impact on the capability of Party A’s repayment; There is no other existing breach of contractual obligations.

2.5  甲方未向乙方隐瞒任何已经发生或正在发生的，可能影响其财务状况和偿债能力的事项，包括但不限于：诉讼、仲裁、其他行政程序或索赔事件。

2.5 Party A has not hide anything, occurred or are occurring, that may affect its financial condition and the capability of repayment from Party B. These including but not limited to litigation, arbitration, other administrative procedures or claim events.

2.6  甲方提供的有关甲方、担保人、股东的文件资料真实、完整、准确、合法、有效，不存在虚假记载、重大遗漏和误导性陈述。

2.6  Party A provides true, completed, accurate, legitimate and effective information regarding its own, guarantor, and shareholders. There is no false information, material omissions and misleading statements provided.

第三条 基本条款

Article II Basic Provision:

3.1 币种、金额及期限

3.1 Currency, amount and term

（1）融资币种及金额（大写）：人民币贰仟玖佰万元整

(小写)：29,000,000

(1) Currency and Loan (in capital):  RMB TWENTY NINE MILLION IN TOTAL

(lower case): 29,000,000

(2)总融资期限（大写）：壹年

(小写)：1年

(2)Loan term (in capital): ONE YEAR

(lower case): 1 year

融资金额/Loan	发放日期/ Date of loan release	融资期限/Loan term
29,000,000	10.30.2015	1年/ one year

(3) 单笔融资金额及期限：/ Individual loan and term:

3.2  融资用途

3.2  Use of this loan

本合同项下融资用于：归还股东借款。

The loan under this agreement: to return shareholder loans.

3.3  利率、罚息、复利

3.3  interest, penalty and compound interest

3.3.1  融资利率按以下第  (2)   种方式确定：

3.3.1  The interest rate is set forth below (2nd option):

(1) 固定利率：按照 （每笔融资提款日/合同签订日）的前一交易日 (大写)个月SHIBOR+  bps，直至融资到期日。

(1) Fixed rate: based on the SHIBOR+  bps on the trading day, a day  before (date of origination of individual loan/execution date of this agreement), until the expiration of this loan.

(2) 其他：执行固定利率，按照合同签订日前一工作日的一年期LPR加 (加/减)贰佰点柒伍(大写) bp (1bp=0.01%)确定，执行年利率6.3075%，直到借款到期日。

(2) Other: fixed rate applied, accrue interest rate at one year LPR as of the business day immediately prior to the date of execution of this agreement plus 200.75 bps, applied annual interest rate of 6.3075%, continuing until the maturity date.

3.3.2  计息、结息方式

3.3.2  Interest accrual and settlement

3.3.2.1 融资按月结息，结息日为每月的20日。如融资本金的最后一次偿还日不在结息日，则未付利息应利随本清。

3.3.2.1 Interest is accrued monthly and settled on the 20th of the month. Should the date of last repayment is not on 20thof the month, the interest will be calculated on the accrue base and should be repaid together with the outstanding principal.

3.3.2.2  融资到期日为法定节假日、公休日的，正常还款日顺延至法定节假日、公休日后第一个工作日，顺延期间按照约定的计息方式计收利息。

3.3.2.2 If the maturity day is due on a weekend or holiday; the preceding business day will be taken as the maturity day and interest accrues based on the terms agreed upon.

3.3.3  罚息

3.3.3  Penalty for interest

3.3.3.1  甲方未按合同约定的期限归还本金的，乙方对逾期的资金从逾期之日起在约定的融资利率基础上上浮  50%计收罚息，直至本息清偿为止。

3.3.3.1  If Party A fails to repay the principal on time set forth in this agreement, Party B has the right to increase the existing interest rate by 50% as a late charge, until the outstanding balance together with the accrued interest being fully repaid.

3.3.3.2  甲方未按合同约定的用途使用资金的，乙方对违约使用的资金从违约使用之日起在约定的融资利率基础上上浮   100%计收罚息，直至本息清偿为止。

3.3.3.2  If the usage of the loan is not in consistence with the agreed purpose of Party A, Party B has the right to increase the existing interest rate by 100% on the amount in violation, until the outstanding balance together with the accrued interest being fully repaid.

3.3.3.3  同一笔融资资金既逾期又未按合同约定用途使用的，罚息利率按较高者计算。

3.3.3.3  If the loan is deemed both in default and misused, the higher penalty for interest rate will apply.

3.3.3.4  复利

3.3.3.4  Compound rate

甲方未按期支付利息的，乙方从未按期支付之日起按月计收复利。融资到期之日前未按期支付利息的，按合同约定的融资利率计收复利；融资到期之日后，按合同约定的逾期罚息利率计收复利。

If Party A is in default of the interest payment, Party B shall impose an compound rate on a monthly basis over the amount unpaid started from the date of pass due; Upon the expiration of the loan, the compound rate is calculated based the agreed penalty of the interest rate.

3.4  提款、融资资金支付

3.4  Money withdraw and repayment

3.4.1  提款条件

3.4.1  Conditions of withdrawing

甲方提款应当同时具备下列条件：

The withdraw of money by Party A subject to conditions as following:

(1) 甲方具备承贷主体资格；其相应决策机构或授权机构已经依法做出同意融资决议，需经有关部门审核的已经获得核准；

(1) Party A has the eligibility acting as a entity to borrower a loan; it has received the approval from the decision-making management or authority to  borrowing decision and has been obtained the approved from authority in the case of necessary.

(2) 已经办妥乙方要求的相关担保手续，且担保合法、有效；

(2) As requested by Party B, Party A has completed all necessary actions to obtain the a guarantee, legally and effectively.

(3) 融资资金使用符合法律法规的规定和融资合同约定；

(3) The use of loans shall be in compliance with the applicable laws, policies and agreed in this agreement.

(4)甲方在签订合同时所作的相关承诺，在每次提款时仍然真实、有效，没有发生重大的或者实质性的不利变更，未发生可能影响本合同履行的其他重大不利情形；

(4) The relevant commitments made by Party A during the period of signing this agreement shall remain true and valid during each time of drawing down the loan, with no major changes or occurrence of any negativity and adverse situation happened that may affect the execution of this agreement.

(5) 其他约定：

                                                                                                                                                                                                              。

(5) Other terms:

                                                                                                                                                                                                              .

3.4.2  提款时间、方式

3.4.2  Timing and manner of withdrawing

3.4.2.1  甲方应根据实际用款需求提取借款，具体提款计划如下：

2015年10月30日提款贰仟玖佰万元整。其中，首笔融资必须于__年__月__日之前提取，最后一笔融资必须于__年__月__日之前提取。

3.4.2.1 Based on the actual needs, Party A draws down on the loan, and below is the schedule of withdraws:

Withdraw Twenty Nine Million on October 30, 2015. First withdraw shall be made before                                  , and the last withdraw shall be made before                          .

3.4.2.2  甲方应按约定的日期和金额提清融资。如甲方需对提款时间进行调整，应提前 日向乙方提出申请，经乙方同意后进行调整。甲方未按照合同约定的提款计划办理提款手续，乙方可以取消或部分取消未提取的融资资金，并可以重新确定是否发放融资资金以及提款条件。

3.4.2.2  Party A shall withdraw in the amount and date agreed upon by both parties. If needed, Party A shall make a request ___ days ahead of the schedule to make a adjustment to the timing and the adjustment is only valid after the receipt of Party B’s approval.If Party A is not in compliance with the schedule to withdraw loan, Party B may cancel, partially or fully, its remaining loan and may reconsider the loan application and condition of withdraw.

3.4.3  融资资金支付

3.4.3  Loan advanced

3.4.3.1  甲方在乙方处开立如下账户作为融资发放账户，融资的发放和支付应通过本账户办理。

户名：吴江市鲈乡农村小额贷款股份有限公司

账号：10545801040008669

3.4.3.1  Party A opened an account at Party B’s bank for the loan financing,  all advancing and repayments shall be conducted using this account.

Account name: Wujiang Luxiang Rural Microcredit Co., Ltd

Account number: 10545801040008669

3.4.3.2  甲方应按乙方的要求告知融资资金支付情况，并按乙方要求及时提供资金使用记录、交易合同、____________________等相关资料。乙方可以通过账户分析、凭证查验、现场调查等方式核实资金支付是否符合约定用途。

3.4.3.2  Upon the request, Party A shall inform Party B of the fund advance payments, and provide the information of fund use, transaction contracts,                                and other relevant information. Party B shall verify the information by conducing account analysis, voucher inspection, on-site investigation, and other methods to ensure the use of loan is in consistent with the purpose stipulated in this agreement.

3.4.3.3  甲方发生信用状况下降、主营业务盈利能力不强、融资资金使用出现异常、未按约定及时提供融资资金使用记录等相关资料等情形，乙方可以停止提供融资资金。

3.4.3.3  If Party A’s credit rating deteriorated, or show weakness in its profitability from the core business, abnormal loan usage, or delayed in providing the information of loan use, Party B can stop to provide the loan.

3.5  资金回笼账户

3.5 Loan repayment Account

3.5.1  甲方指定下列账户为资金回笼账户：

户名：吴江市鲈乡农村小额贷款股份有限公司

账号：10545801040008669

3.5.1 Party A instructed the repayment account as follows:

Account name: Wujiang Luxiang Rural Microcredit Co., Ltd

Account number: 10545801040008669

3.5.2  乙方有权对上述资金回笼账户采取以下监管措施，甲方未按乙方要求履行受监管义务的，乙方可以采取第5.3条约定的救济措施：

3.5.2 Party B has the right to monitor the above repayment account by taking the following measures. Party B shall take the action written in section 5.3 if Party A fails to fulfill its obligation to be monitor by Party B.

(1)   要求甲方及时提供资金回笼账户中资金进出情况的报告；

(1)   Request Party A to provide the cash flow report of the repayment account in time;

(2) 要求甲方书面详细说明资金回笼账户中大额及异常的资金流入流出情况；

(2) Request Party A to provide a written detailed description to explain the cash inflows and outflows with significant amount or abnormal items;

(3) 其他：

                                                                                                                                                                                                     。

(3) Others:

                                                                                                                                                                                                     .

3.6  指标监管

3.6  Criteria of Monitoring

甲方发生下列情形的，甲方应按乙方要求落实乙方认可的债务保障措施，否则，乙方可以采取第5.3条约定的救济措施：

In the events as listed below taken by Party A, Party A shall provide Party B the loan protection acceptable and approved by Party B. Otherwise Party B may take the action written in section 5.3, relief:

(1) 不良贷款率达到  3%以上；

(1) Ratio of problematic loan is more than  3%;

(2) 资产损失准备充足率低于  --  ；

(2) Loan loss reserve adequacy ratio is less than   --  ;

(3) 单一客户贷款余额超过资本净额的  5%  ；

(3) Loan balance of a single customer exceeds 5% of the net capital;

(4) 单一集团客户贷款余额超过资本净额的  30%  ；

(4) Loan balance of a single group exceeds 30% of the net capital;

(5) 期限超过一年的贷款余额超过资本净额的  30% ；

(5) Total loan balance with loan term more than one-year exceeds 30% of the net capital;

(6) 采用信用方式发放的贷款余额超过资本净额的  10%  ；

(6) Outstanding balance of non-secured loan exceeds 10%   of the net capital;

(7) 从银行业金融机构获得融入资金的余额超过资本净额的 50%  ；

(7) Loans borrowed from bank financial institutions exceeds 50% of the net capital;

(8) 发放贷款中关注类贷款高于10%；

(8) Special-mentioned loans exceed 10% of the aggregate loans;

(9) 贷款利息回收率低于95%；

(9) Recovery of loan interests is less than 95%;

(10) 其他：

(10) Other:

3.7  还款

3.7  Repayment

3.7.1  还款方式

3.7.1  Repayment

3.7.1.1  甲方应不迟于每一笔本息到期前 壹个银行工作日在以下还款账户中存入足额资金，并不可撤销地授权乙方从该账户划收。

3.7.1.1  Party A shall deposit enough money into the repayment account as listed below one business day before the due day of each due principal and accrued interest and grant Party B the irrevocable right to deduct the money to repay both principal and interest.

户名：吴江市鲈乡农村小额贷款股份有限公司

Name:  Wujiang Luxiang Rural Microcredit Co., Ltd.,

账号：  10545801040008669

Account No. ：  10545801040008669

3.7.1.2 甲方未按约定偿还本合同项下到期(包括被宣布立即到期) 债务的，乙方有权从甲方开立在中国农业银行其他分支机构的所有账户中扣收相应款项用以清偿，直至甲方在本合同项下的所有债务全部清偿为止。

3.7.1.2  In the event Party A is in default on the due debt (including the unpaid amount being claimed to be immediate due), Party B has the right to deduct money from the account Party A opened at Party B to repay the due debt to the extend the amount is fully repaid.

3.7.1.3  乙方依照法律规定或者合同约定行使抵销权的，甲方异议期间为七日，自乙方以书面、口头或者其他形式通知甲方之日起计算。

3.7.1.3  According to the applicable laws and policies, Party B can  exercise offset right and Party A has a seven- days objection period started from date of the receipt of the oral, written or in other form of notice from Party B.

3.7.2  还款顺序

3.7.2  Repayment schedule

3.7.2.1  甲方的还款，除双方另有约定外，按以下顺序清偿：

3.7.2.1  Unless otherwise agreed by both parties, Party A shall make the repayment following the schedule as following:

(1) 甲方与乙方之间存在数笔到期债务，且甲方的还款不足以清偿全部到期债务的，甲方的给付所清偿的债务及抵充顺序，由乙方确定；

(1) If there are several loans have come due between Party A and Party B, and fund available of party A is insufficient to repay all matured loans, Party B shall decide on the schedule of the repayments.

(2) 乙方依照法律规定或者合同约定，对甲方行使抵销权的，所抵销的债务及抵充顺序，由乙方确定；乙方依法行使代位权时，次债务人向乙方的给付所清偿的债务及抵充顺序，由乙方确定。

(2) In accordance with the applicable laws and regulations or the agreement, Party B shall decide on the schedule of offset when exercising the offset right; In the event Party B has the subrogation right, Party B has the right to decide the schedule of repayment made by secondary obligor.

3.7.2.2  甲方的还款不足以完全清偿应付款项的，乙方可以选择将还款用于清偿本金、利息、罚息、复利或实现债权的费用。

3.7.2.2  If the repayments made by Party A are insufficient, Party B shall decide on the allocation of the repayment to pay off principle, interests, penalty interests, compound interests, and expenses for realization the creditor's right.

3.7.3  提前还款

3.7.3  Early Repayment

3.7.3.1  甲方提前还款，应提前柒日向乙方提交书面申请，经与乙方协商一致后，可以提前还款。提前还款的清偿顺序适用第3.7.2条的约定。

3.7.3.1  Party A shall submit a written request to Party B

seven days in advance, and early repayment shall be only made after the agreement reached. The schedule of early repayment is applicable to section 3.7.2.

3.7.3.2  甲方提前还款时，对提前还款部分按以下第 (1) 种方式计收利息，利随本清：

3.7.3.2  In the event that Party A makes the early repayment, the interest on the subject amount shall be calculated in accordance with (1) set forth below and be paid along with the principle:

(1)   按实际融资期限和约定利率计收利息；

(1) The interest shall be calculated based on the actual loan term and agreed interest rate;

(2) 按实际融资期限在合同约定利率基础上上浮 ％计收利息；

(2) the interest shall be calculated by actual loan term and increased interest rate of __________％;

(3) 其他：                                                                                                                                         。

(3) Others:                                                                                                                                          .

3.7.3.3  甲方提前还款的，归还本金不得少于壹拾万元且应是壹拾万元的整数倍。

3.7.3.3  In the event Party A intends to repay loan ahead of the schedule, the repaid principle shall be not less than 100,000 yuan and shall be multiple of  100,000 yuan.

3.7.3.4  甲方提前归还部分款项的，尚未归还的款项仍按本合同约定的融资利率计付利息。

3.7.3.4 In the event Party A repay partial of loan in advance, the interest rate on the remaining outstanding loan remains the same with this agreement.

3.8  融资凭证(借款凭证)

3.8  Loan Record (loan voucher)

融资凭证(借款凭证) 为本合同的组成部分。本合同未记载，或者记载的融资金额、提款金额、还款金额、融资资金发放日期与到期日期、融资期限、融资利率、融资用途与融资凭证(借款凭证) 记载不一致时，以融资凭证(借款凭证) 的记载为准。

Loan record (loan voucher) is a part of this agreement. If any un-recorded or recorded financing amount, withdraw amount, repayment amount, fund distribution date, maturity date, term, interest rate, and use of proceed are not consistent with loan record (loan voucher), loan record (loan voucher) shall prevail.

3.9  担保

3.9  Guarantee

3.9.1  本合同项下融资的担保方式为：多人担保

                                                                                                                                                                                                                             。

3.9.1  The guarantee under this agreement is made by：multiple guarantees

                                                                                                                                                                                                                                                                                                                                                                                                                                             .

3.9.2  担保合同由乙方与甲方、担保人另行签订。若采取最高额担保方式担保的，担保合同的编号为：       32100520140005048。

3.9.2   Guarantee agreement is signed by Party A, Party B, and guarantor in a separate agreement. If using the maximum amount of guarantee, the number of Guarantee agreement is:       32100520140005048

3.10  权利义务

3.10  Rights and obligations

3.10.1  甲方的权利与义务

3.10.1  Party A’s right and obligation

(1) 按照合同约定提取融资资金；

(1) Draw down the loan advanced by the Lender；

(2) 按时、足额归还融资资金本息；

(2) Repay the due principal and interest on time

(3) 按照法律法规规定或者合同约定的用途和方式使用融资资金，不得将资金用于固定资产、股权等投资，不得用于向甲方股东或实际控制人发放贷款，不得用于国家禁止生产、经营的领域和用途；

(3) The use of loan should be in compliance with the purpose provisions of this agreement and the applicable laws and policies. It is not allowed to invest the money into securities, fixed assets and others, and it cannot be used to make a loan to shareholders or actual controllers of Party A, and it is not allowed to be used in other areas, such as manufacturing, operation that prohibited by the government.

(4) 接受并积极配合乙方及其委托人对财务活动、融资资金使用情况及其他相关事宜进行监督、检查；应乙方要求按月提供财务报表、经营分析报告、大额贷款情况等资料；及时报送不良资产的发生和收回情况，融资资金使用情况以及乙方要求的其他相关资料、信息；

(4) Work closely with Party B and its representative and provide support if needed to assist Party B oversight Party A’s financial operation, use of the loan and other related issues; Upon request, Party A should provide Party B with monthly financial statement, business operation summary and report on large loan; Party A also shall provide Party B with report on default and collection of problem loan, use of the loan and other information;

(5) 在融资资金使用条件满足前，甲方发生被有权机关查询、冻结或者扣划等情形，或者第三人向甲方主张权利的，甲方应立即通知乙方。

(5) Subject to the loan used in a way as agreed, Party A should notify Party B immediately if Party A confronts any of events, including government investigation, the property being frozen or deducted, or in case of any claim by third party.

(6) 甲方实施下列行为，应提前书面通知乙方，并经乙方同意，乙方可以参与实施：

(6) Party A should provide an advanced written notice to party B in the event that Party A intends to take actions as listed below, and receives the approval from Party B, Party B may participate in these actions:

① 实施承包、租赁、股份制改造、联营、合并、兼并、并购、分立、减少注册资本、合资、主要资产转让、重大对外投资、发行债券、大额融资、重大关联交易、申请停业整顿、申请解散、申请破产等；

① Implementation of contracting, leasing, joint ventures, mergers, acquisitions, separation, reduction of the registered capital, joint ventures, transfer of major assets, making big investment, issuing bonds, big fund-raise, material related party transactions, applying for suspension for rectification, application for dissolution and filing for bankruptcy;

② 为他人债务提供大额保证担保或以其主要财产向第三人抵押、质押，可能影响甲方偿债能力的；

② Provide guarantee against a significant debt of others or pledge its core assets as collateral to third party, which may affect the capability to make repayment;

③ 甲方足以引起本合同债权债务关系发生重大变化或者影响乙方债权实现的其他重大不利情形；

③ Other events of Party A engages may be significant enough to cause the big change to the obligatory relationships of the Parties and have a negative impact of the realization of Party B’s credit right;

(7) 甲方发生以下事项时，应于事项发生5日内书面通知乙方：

(7) Party A should notify Party B in writing five days before takes any of  actions as listed below:

① 甲方及其法定代表人、主要负责人或者实际控制人从事违法活动；

① Party A, its legal representative, person in charge or actual controlling person engage in any illegal activities;

② 停产、歇业、注销、被吊销营业执照、被撤销等；

② Discontinued, suspend, close, revoked the business license or to be revoked;

③ 财务状况恶化、生产经营严重困难或发生重大不利纠纷；

③ Deteriorating financial performance, significant difficulties facing the business or other unfavorable legal disputes;

④ 甲方可能对债权实现有不利影响的其他事项。

④ Other matters of Party A may have a negative impact on its capability to make the payment.

(8) 甲方发生以下事项时，应于事项发生7日内书面通知乙方：

(8) Party A should notify B seven days in advance for the following actions it takes

①  隶属关系变更、高层人事重大变动、组织结构重大调整；

① Significant changes to the subordinated relationship, senior management team and organizational structures;

②  名称、住所地、经营范围等工商登记事项或者特许事项发生重大变更；

② Changes to the items on the registration statement, including name, place of residence and business scope or other significant events;

③  增加注册资本、对公司章程内容进行实质修改；

③ Increase registered capital, substantive modifications to the articles;

④  甲方可能影响债务履行的其他重要事项的变更;

④ Other important matters of Party A that may affect its capability to make repayment;

(9) 甲方及其投资者不以抽逃资金、转移资产或擅自转让股份等任何方式逃避对乙方的债务，不从事损害乙方利益的其他行为；

(9) Party A and its investors cannot involve in any activities such as  withdrawing capital, transferring assets and shares to avoid debt payment to Party B, and not to engage in any activity that may harm the interest of Party B;

(10) 法律法规规定或者双方约定的其他权利义务。

(10) Other agreed obligations and rights under the laws and regulations

3.10.2  乙方的权利与义务

3.10.2  Party B’s rights and obligations

(1) 按期、足额向甲方提供融资资金，但因甲方自身原因或其他非乙方原因造成迟延的除外；

(1) Advance loan to Party A in full amount on schedule and this shall not apply to the delay caused by Party A or others, not by Party B.

(2) 有权根据甲方资金回笼情况提前收回融资资金；

(2) Party B has the right to collect loan before due day based on its assessment of to the loan collection and repayment of Part A;

(3) 有权以现场与非现场方式的方式了解、监督、检查甲方生产经营、财务状况、贷款发放、风险管理和融资资金使用等方面的情况，查看甲方相关业务系统并打印材料，并要求甲方提供相关的文件、资料和信息；

(3) Party B has the right, through on-site visit or off-site communication, to understand, monitor, and exam Party A’s operation and financial performance, loan origination, risk management, and the use of loans, as well as to exam its related operating system and print materials if needed, and ask Party A to provide related document, material and information;

(4) 对甲方发生可能影响融资安全或者债务履行情形的，或者保证人发生停产、歇业、注销登记、被吊销营业执照、破产、被撤销以及重大经营亏损等可能导致其部分或全部丧失相应的担保能力的情形，或者作为融资担保的抵押物、质押物价值减少、意外毁损或灭失等危及担保实现情形的，乙方可以要求甲方限期改正、落实债权保障措施、提供其他有效担保，或者调减、撤销甲方融资额度、停止提供融资资金、宣布本合同及其他合同项下款项提前到期、提前收回融资资金等；

(4) Party B may ask Party A to rectify within a limited time frame, implement effective measures to ensure the loan collection, provide additional guarantee, or reduce or terminate the credit line with Party A, suspend the advancing loan, claim the immediate due of unpaid principal and accrued interest, collect loan before its due and others in the event Party B has doubts over Party A’s capability to make repayment, or guarantor confronts business discontinuances, suspension, cancellation of registration, be revoked of its business license, bankruptcy or significant loss of business, that may have a negative impact on guarantor’s ability, partially or totally, to perform its obligation as a guarantor; or in the case of collateral, the value of the collateral is deteriorated, damaged or missed that will have a negative impact on the realization of its value for recovery.

(5) 法律法规规定或者双方约定的其他权利义务。

(5) Other rights and obligations suggested by the applicable laws and policies or agreed by both Parties.

3.10.3  其他义务

3.10.3  Other obligations

3.10.3.1  各方对合同签订、履行过程中获得的对方商业秘密以及其他与利益相关的信息等负有保密义务；除非法律法规另有规定，未经对方同意，不得向任何第三方披露或泄露上述信息。

3.10.3.1  Any confidential information gained during the signing and execution of this agreement or other information may have economic effect should be kept confidential by the receiving party; unless otherwise specified by the government laws and policies, the receiving party is not allowed to disclose or divulge such information to a third party.

3.10.3.2  合同权利义务终止后，各方都应当依据诚实信用原则履行必要的通知、协助等义务。

3.10.3.2  After the termination of right and obligation of this agreement, both parties shall fulfill the obligation of notification and assistance if needed, under the principle of honesty and good faith.

第四条 补充条款

Article IV Supplementary Term

双方补充约定如下：

                                                                                                                                                                                                             。

Both parties agree the supplementary terms are as follows:

                                                                                                                                                                                                            .

第五条 法律责任

Article V  Legal Liability

5.1  甲方的下列行为，均构成违约：

5.1  Any actions below if taken by Party A shall constitute an event of default:

(1) 违反合同约定的义务；

(1) Breach of contractual obligations

(2) 未履行本合同第二条所作的承诺；

(2) Fail to fulfill the commitment under the Article II of this agreement

(3) 明确表示或者以行为表明不愿清偿其已到期或未到期债务；

(3) Precisely express or indicate by its action that Party A is not willing to pay the due debt or debt that not due yet.

(4) 未履行或者未完全履行甲方与乙方签订的其他合同项下义务的，乙方宣布甲方构成违约的；

(4) Fail to fulfill, partially or in full, all obligations under the agreement signed by Party A and Party B. Party B shall declare Party A is in defaults.

(5) 甲方不履行或者不完全履行合同的其他情形。

(5) Other instances stipulated in this agreement that Party A fails to fulfill, partially or in full.

5.2  有下列情形的，乙方可以解除本合同以及双方签订的其他合同：

5.2 Party B may terminate this agreement and other agreements signed by both Parties if any of the following occurs:

(1) 甲方或者保证人违约；

(1) Party A or its guarantor are in default;

(2) 甲方或者保证人还款能力可能发生重大不利变化；

(2) The capability of Party A and its guarantor repayment is deteriorating  significantly;

(3) 抵押物、质押物可能遭受重大损害或者价值减损；

(3) Collateral or mortgage may be damaged or lose its value;

(4) 国家政策发生可能对融资安全产生重大不利影响的调整；

(4) Changes to the government policy adjustments that may pose significant adverse effects to loan collection;

(5) 甲方对其他债权人发生重大违约；

(5) Party A is default on other creditors;

(6) 法律规定或者双方约定可以解除合同的其他情形。

(6) Other conditions that either required by the applicable laws or policies or agreed by both parties under which the agreement may be terminated.

乙方解除合同的，甲方的异议期间为七日，自乙方以书面、口头或者其他形式通知甲方之日起计算。

In the event that Party B terminate the agreement, Party A shall dispute within seven days after the receipt of the oral, written or in other form of notice from Party B.

5.3  发生第5.1条、第5.2条所述情形的，乙方可以采取以下救济措施：

5.3  In the event of the occurrence of any activities in article 5.1 or 5.2, Party B shall seek a remedy as following:

(1) 要求甲方、担保人限期纠正违约行为或者其他不利于融资安全的情形，落实其他债务保障措施或者提供其他有效的担保；

(1) Party B may require Party A and its guarantor to rectify the breach or other action that adversely affect the loan collection, implement other measure to protect debt repayment, or provide other effective guarantees within certain time.

(2) 对甲方未按约定使用、归还融资资金或未按约定支付应付利息的，按合同约定计收罚息和复利，直至本息清偿为止；

(2) An penalty interest and compound interest rate will be charged if Party A fails to use the loan in a way stipulated in this agreement, until Party A pays off all principal and accrued interest.

(3) 调减、撤销甲方融资额度，停止提供融资资金，提前收回已发放融资资金，宣布甲方与乙方签订的其他融资合同项下融资到期；

(3) Reduce or revoke the credit line, stop to provide loan, collect loan that not due, and to claim immediate due of unpaid principal and accrued interest under other loan agreements;

(4) 对甲方行使抵销等法定或者约定的权利；

(4) Party B shall exercise its offset right under the applicable law or the agreement reached by both parties;

(5) 要求甲方承担损害赔偿及其他法律责任；

(5) Request Party A to pay compensatory damages and in favor of Party B and take other legal responsibility;

(6) 采取相应的资产保全措施及其他法律措施；

(6) Take the appropriate measures to protect assets and other legal actions;

(7) 对甲方的违约行为，可以公开披露；

(7) Disclose Party A’s default to the public;

(8) 其他救济措施

                                                                                                                                                                                                                         。

(8) Other relief：

                                                                                                                                                                                                                          .

5.4  因甲方违约致使乙方采取诉讼或仲裁等方式实现债权的，乙方为此支付的诉讼费、律师费、差旅费、执行费、评估费及其他实现债权的一切费用由甲方承担。

5.4  Party A shall bear all the expenses paid by Party B such as court fees, counsel fees, travel expenses, execution fees, appraisal feed and other fees, as a result of legal and arbitration action Party B takes to recover the loan due to Party A’s violation and default.

5.5  在甲方履行本合同约定义务的前提下，乙方未按期足额向甲方提供融资资金，应当赔偿甲方因此遭受的实际损失。

5.5  Party B should take the responsibility if it fails to provide funds in time to Party A.

第六条 其他事项

Article VI  Other matters

6.1  通知

6.1  Notification

本合同项下通知及各种通讯联系按本合同记载的通讯地址、电传号或其他联系方式送达对方，一方联系方式发生变化应及时通知另一方。

Any notice or other communication to be given hereunder to any of the parties hereto to the mailing address, telephone number or other venues as set forth in this agreement. In the event any changes to the contact information, the party shall inform the other party promptly.

6.2  乙方或中国农业银行可根据经营管理需要授权或委托中国农业银行其他分支机构履行本合同项下权利和义务，或将本合同项下融资划拨归中国农业银行其他分支机构承接管理，甲方对此表示认可，乙方的上述行为无需再征得甲方同意。

6.2  Party B or Agriculture Bank of China may authorize or consign its other subsidiaries to fulfill the right and obligation of this agreement, or transfer the loan to the other subsidiaries to manage. Party A hereto acknowledge this matter and Party B can exercise the right at its own discretionary without receiving prior consent from Party A.

6.3  信息披露

6.3  Information disclosure

乙方有权依据相关法律法规或金融监管机构的要求，将与本合同有关的信息(包括但不限于融资资金逾期信息等) 和甲方的其他相关信息提供给中国人民银行征信系统和其他依法设立的信用信息数据库，供适格的机构或个人查询、使用。任何适格第三方因信赖或使用上述信息对甲方造成不利影响或损失的，乙方不因此承担任何形式的责任。

In light of the applicable laws and policies and request by the financial regulators, Party B may disclose information of this agreement (including but not limited to the information on past due) or Party A’s other related information to the credit verification system of the People's Bank of China or other credit verification information database for inquiry and use by eligible entities or individuals. Party B will not take any responsibility to Party A’s loss or adverse impact as a result of the eligible third’s trust and using those information.

6.4 在本合同有效期内，如果任何法律法规、国家政策或监管规定的颁布或修改，导致乙方无法继续履行本合同或本合同部分条款的，乙方有权取消尚未发放的融资资金，并根据上述相关规定采取乙方认为必要的其他措施。

6.4 During the term of this agreement, in the event that there are any changes or amendment to the government laws and policies, or other regulations, Party B is unable to continue to carry out the contract, partially or in full, Party B has the right to suspend the unreleased loan and take other necessary actions.

6.5  乙方可依据乙方按照法律法规确定的项目和标准等内容收取费用，双方另有约定的除外。乙方依据法律法规调整费用项目和标准等内容的，公示后可不再另行通知甲方，法律法规另有规定或双方另有约定的除外。

6.5  Party B may charge relevant fees according to the items and standard stipulated by the applicable laws and policies, unless otherwise agreed by both parties. After the public announcement, without any prior notification to Party A, Party B may make adjustments to the fees in terms of items to charge and standard to apply, unless otherwise stipulated by the applicable laws and policies.

双方为履行本合同需向第三方支付的费用由双方协商确定承担。未协商或协商不成的，由双方依据法律法规或按照公平原则承担。

Any fees incurred related to the execution of this agreement should be bear based on the discussion and agreement between two parties. For the unsettled amount, both parties shall share under the principle of fairness or applicable laws.

6.6  争议解决

6.6  Dispute resolution

6.6.1  发生争议的，由双方协商解决；协商不成的，按第 种方式解决：

6.6.1  In the event of any dispute, both Parties shall endeavor to resolve the matter through negotiation. If the dispute is unable to be solved through negotiation, it shall be resolved by (1) set forth below:

(1)  向乙方所在地人民法院提起诉讼；

(1)  Bring a lawsuit to the People's court where Party B is located;

(2) 提交 (仲裁机构全称) 按其仲裁规则进行仲裁。

(2) Submit to  (name of arbitration association) in accordance with its arbitration rules of procedure.

6.6.2  诉讼或者仲裁期间，本合同不涉及争议的条款继续履行。

6.6.2 During the course of litigation or arbitration, the non-disputed provision of this agreement should be continuously executed by both parties.

6.7  合同效力

6.7  Effect of this agreement

6.7.1  本合同自融资双方签字或盖章之日起生效。

6.7.1  The agreement is effective as of the date when the two parties sign.

6.7.2  签约地点: 苏州吴江 。

6.7.2  Signed at：Wujiang Suzhou

6.7.3  本合同未尽事宜，由双方另行协商确定。

6.7.3  Both parties shall negotiate the unforeseeable issues friendly and cooperatively

6.7.4  本合同一式 壹拾贰 份，甲方 壹 份，乙方 壹 份，担保人各 壹 份，具有同等效力。

6.7.4  This agreement shall be written in   12  copies with equal legal effect: Party A  1 copies, Party B  1  copies, and the guarantor  1  copies.

甲方声明：乙方已依法向我方提示了相关条款(特别是黑体字条款) ，应我方要求对相关条款的概念、内容及法律效果做了说明，我方已经知悉并理解上述条款。

Party A disclaim: Party B has point out related articles (especially those in bold) and explain the concept, content and legal effect to us upon our request. We hereto acknowledge and agree to the above provisions.

甲方(签章) 吴江市鲈乡农村小额贷款股份有限公司  (签章)

Party A (Signature): Wujiang Luxiang Rural Microcredit Co., Ltd. (seal)

法定代表人/负责人: 凌金根(签名)

或授权代理人：凌金根 (签章)

Legal representative/person in charge： Ling Jingen (signature)

Or authorized representative: Ling Jingen (seal)

2015  年  10  月  29   日

Date: October 29, 2015

乙方(签章) 中国农业银行股份有限公司吴江市支行 (签章)

Party B(seal) : Agriculture bank of China, Wujiang Branch

负责人： 陆铭 (签名)

或授权代理人：陆铭(签章)

Person in charge: Lu Ming (signature)

Or authorized representative:

2015 年  10   月  29   日

Date: October 29, 2015